Integrated.Com, Inc.

                      FINANCIAL STATEMENTS


                         August 31, 1999






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                      Integrated.Com, Inc.

                      FINANCIAL STATEMENTS

                        TABLE OF CONTENTS



                                                             PAGE


INDEPENDENT AUDITOR'S REPORT                                    1

FINANCIAL STATEMENTS

     BALANCE SHEET                                              2

     STATEMENT OF OPERATIONS                                    3

     STATEMENT OF STOCKHOLDERS' EQUITY                          4

     STATEMENT OF CASH FLOWS                                    5

     NOTES TO FINANCIAL STATEMENTS                            6-7



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Davis & Ellsworth, LLP
Certified Public Accountants


Board of Directors
Integrated.Com, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheet of Integrated.Com, Inc. (a development stage company), as of August 31, 1999, and the related statements of operations, stockholders' equity and cash flows from June 23, 1999 (date of inception) to August 31, 1999.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated.Com, Inc. (a development stage company) at August 31,
1999 and the results of its operations and its cash flows from June 23, 1999 (date of inception) to August 31, 1999 in conformity with generally accepted accounting principles.




Davis & Ellsworth, LLP
September 23, 1999


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                      Integrated.Com, Inc.
                   A DEVELOPMENT STAGE COMPANY
                          BALANCE SHEET
                         August 31, 1999



ASSETS

CURRENT ASSETS

  Cash                                            $        0

  TOTAL CURRENT ASSETS                                     0

                                                  $        0


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY

  Common Stock, $.001 par value
  authorized 25,000,000 shares; no shares
  issued and outstanding at August 31, 1999       $       0

  Retained Earnings During Development Stage              0

TOTAL STOCKHOLDERS' EQUITY                                0

          TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                $       0










         See accompanying notes to financial statements.


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                      Integrated.Com, Inc.
                   A DEVELOPMENT STAGE COMPANY
                     STATEMENT OF OPERATIONS
          June 23, 1999 (Inception) to August 31, 1999




INCOME
Revenue                                                $        0

TOTAL INCOME                                                    0

EXPENSES
General and Administrative                                      0


INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES               0

Provision for Income Taxes                                      0

NET INCOME (LOSS)                                      $        0


NET INCOME (L0SS)
PER SHARE - BASIC AND DILUTED                          $     0.00

AVERAGE NUMBER OF SHARES OF
COMMON STOCK OUTSTANDING                                     ZERO













         See accompanying notes to financial statements.

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                      Integrated.Com, Inc.
                   A DEVELOPMENT STAGE COMPANY
                STATEMENT OF STOCKHOLDERS' EQUITY
                         August 31, 1999




                               Common Stock

                         Number                       Retained Earnings
                             of                       during Development
                          Shares        Amount             Stage


Issued for
  Cash June 23, 1999        0.00       $     0





Net Income June 23, 1999
(Inception) to
August 31, 1999           ______       ________          _________

Balance
August 31, 1999             0.00       $      0           $    0

















         See accompanying notes to financial statements.

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                      Integrated.Com, Inc.
                   A DEVELOPMENT STAGE COMPANY
                     STATEMENT OF CASH FLOWS
          June 23, 1999 (Inception) to August 31, 1999




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                           $        0

  Net Cash (Used) In
      Operating Activities                                      0

CASH FLOWS FROM INVESTING ACTIVITIES                            0


CASH FLOWS FROM FINANCING ACTIVITIES                            0

  Net Increase in Cash                                          0


  Cash June 23, 1999                                   $        0
  Cash August 31, 1999                                 $        0





















         See accompanying notes to financial statements.

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                      Integrated.Com, Inc.
                   A DEVELOPMENT STAGE COMPANY
                  NOTES TO FINANCIAL STATEMENTS
          June 23, 1999 (Inception) to August 31, 1999


1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   Organization and Nature of Business - Integrated.com, Inc. was incorporated June 23, 1999 under the laws of the State of Nevada. Integrated.com, Inc. was organized to engage in any lawful activity. Integrated.com, Inc. currently has no operations and, in accordance with SFAS V, is considered a development stage company.

   Accounting Method - Integrated.com, Inc. records income and expenses on the accrual method.

   Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

   Income Taxes - Taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

   Income (Loss) Per Share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards
   No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of August 31, 1999, Integrated.com, Inc. had no dilutive common stock equivalents such as stock options.


2.   INCOME TAXES

   There is no provision for income taxes for the period from June 23, 1999 (inception) to August 31, 1999 due to zero net income and no Nevada state income tax in the state of the Company's domicile.









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                      Integrated.Com, Inc.
                   A DEVELOPMENT STAGE COMPANY
                  NOTES TO FINANCIAL STATEMENTS
          June 23, 1999 (Inception) to August 31, 1999


(Continued)



3. STOCKHOLDERS' EQUITY

   Common Stock - The authorized common stock of Integrated.com, Inc. consists of 25,000,000 shares with a par value of $0.001 per share.





































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